Exhibit 99.1

Appian Announces Third Quarter 2026 Financial Results

Cloud subscriptions revenue increased 20% year-over-year to $136.4 million.

McLean, VA – November 5, 2026 – Appian (Nasdaq: APPN) today announced financial results for the third quarter ended September 30, 2026.

Third Quarter 2026 Financial Highlights:

•Revenue: Cloud subscriptions revenue was $136.4 million, up 20% compared to the third quarter of 2025. Total subscriptions revenue increased 28% year-over-year to $187.8 million. Professional services revenue was $46.9 million, an increase of 18% compared to the third quarter of 2025. Total revenue was $234.6 million, up 25% compared to the third quarter of 2025. Cloud net annualized recurring revenue (“ARR”) expansion was 120% as of September 30, 2026.
•Operating income and non-GAAP operating income: GAAP operating income was $21.3 million, compared to $13.1 million for the third quarter of 2025. Non-GAAP operating income was $40.6 million, compared to $29.8 million for the third quarter of 2025.
•Net income and non-GAAP net income: GAAP net income was $12.3 million, compared to $7.8 million for the third quarter of 2025. GAAP net income per diluted share was $0.17 for the third quarter of 2026, compared to $0.10 for the third quarter of 2025. Non-GAAP net income was $37.1 million, compared to $24.4 million for the third quarter of 2025. Non-GAAP net income per share was $0.51, compared to $0.32 for the third quarter of 2025.
•Adjusted EBITDA: Adjusted EBITDA was $43.4 million, compared to adjusted EBITDA of $32.2 million for the third quarter of 2025.
•Cash flows: Net cash used by operating activities was $(15.4) million for the three months ended September 30, 2026 compared to $18.7 million of net cash provided by operating activities for the same period in 2025.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Financial Outlook:

As of November 5, 2026, guidance for 2026 is as follows:

•Fourth Quarter 2026 Guidance:

◦Cloud subscriptions revenue is expected to be between $143.0 million and $145.0 million, representing year-over-year growth of 22% to 24%.
◦Total revenue is expected to be between $233.0 million and $237.0 million, representing a year-over-year increase of 15% to 17%.

◦Adjusted EBITDA is expected to be between $30.0 million and $33.0 million.
◦Non-GAAP earnings per share is expected to be between $0.30 and $0.34, assuming weighted average common shares outstanding of 73.4 million.

•Full Year 2026 Guidance:

◦Cloud subscriptions revenue is expected to be between $536.0 million and $538.0 million, representing year-over-year growth of 23%.
◦Total revenue is expected to be between $873.0 million and $877.0 million, representing a year-over-year increase of 20% to 21%.
◦Adjusted EBITDA is expected to be between $116.0 million and $119.0 million.
◦Non-GAAP earnings per share is expected to be between $1.20 and $1.24, assuming weighted average common shares outstanding of 73.5 million.

Conference Call Details:

Appian will host a conference call today, November 5, 2026, at 8:30 a.m. ET to discuss Appian's financial results for the third quarter ended September 30, 2026 and business outlook.

To access the call, navigate to the following link(1). Once registered, participants can dial in using their phone with a dial in and PIN, or they can choose the Call Me option for instant dial to their phone. The live webcast of the conference call can also be accessed on the Investor Relations page of our website at https://investors.appian.com.

About Appian

Appian provides process automation. We automate complex processes in large enterprises and governments. Our platform is known for its unique reliability and scale. We’ve been automating processes for 25 years and understand enterprise operations like no-one else. For more information, visit appian.com. [Nasdaq: APPN]

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Appian provides investors with certain non-GAAP financial performance measures. Appian uses these non-GAAP financial performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Appian’s management believes these non-GAAP financial measures provide meaningful supplemental information regarding Appian’s performance by excluding certain expenses that may not be indicative of our recurring core business operating results. Appian believes both management and investors benefit from referring to these non-GAAP financial measures in assessing Appian’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance as well as comparisons to competitors’ operating results. Appian believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to measures used by management in its financial and operational decision-making and (2) they are used by institutional investors and the analyst community to help them analyze the health of Appian’s business.

The non-GAAP financial performance measures include the following: non-GAAP subscriptions cost of revenue, non-GAAP professional services cost of revenue, non-GAAP total cost of revenue, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP total operating expense, non-GAAP operating income, non-GAAP non-operating expense (income), non-GAAP income tax expense, non-GAAP net (loss) income, and non-GAAP net (loss) income per share, basic and diluted. These non-GAAP financial performance measures exclude the effect of stock-based compensation expense, unrealized foreign exchange rate gains and losses and write off of deferred debt issuance costs, or Other Adjustments, certain non-ordinary litigation-related expenses consisting of legal and other professional fees
1 https://register-conf.media-server.com/register/BI84c4dbd5199f4b1ea210d95e609c156f associated with the Pegasystems cases (net of insurance reimbursements), or Litigation Expense, amortization of the judgment preservation insurance policy, or JPI Amortization, and lease impairments and lease-related charges associated with actions taken to reduce the footprint of our leased office spaces, or Lease Impairment and Lease-Related Charges. While some of these items may be recurring in nature and should not be disregarded in the evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses in the future, we believe removing these items for purposes of calculating our non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

Appian also discusses adjusted EBITDA, a non-GAAP financial performance measure it believes offers a useful view of the overall operation of its businesses. Appian defines adjusted EBITDA as net income (loss) before (1) other expense (income), net, (2) interest expense, (3) income tax expense, (4) depreciation expense and amortization of intangible assets, (5) stock-based compensation expense, (6) Litigation Expense, (7) JPI Amortization, and (8) Lease Impairment and Lease-Related Charges. The most directly comparable GAAP financial measure to adjusted EBITDA is net income (loss). Users should consider the limitations of using adjusted EBITDA, including the fact this measure does not provide a complete depiction of our operating performance. Adjusted EBITDA is not intended to purport to be an alternative to net income (loss) as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to the financial information prepared and presented in accordance with GAAP, and Appian’s non-GAAP measures may be different from non-GAAP measures used by other companies. For more information on these non-GAAP financial measures, see the reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures at the end of this press release.

Appian provides guidance ranges for non-GAAP net income per share and adjusted EBITDA; however, we are not able to reconcile these amounts to their comparable GAAP financial measures without unreasonable efforts because certain information necessary to calculate such measures on a GAAP basis is unavailable, subject to high variability, dependent on future events outside of our control, and cannot be predicted. In addition, Appian believes such reconciliations could imply a degree of precision that might be confusing or misleading to investors. The actual effect of the reconciling items that Appian may exclude from these non-GAAP expense numbers, when determined, may be significant to the calculation of the comparable GAAP measures.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including statements regarding Appian’s future financial and business performance for the fourth quarter and full year 2026, future investment by Appian in its go-to-market initiatives, increased demand for the Appian Platform, market opportunity and plans and objectives for future operations, including Appian’s ability to drive continued subscriptions revenue and total revenue growth, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” and similar expressions are intended to identify forward-looking statements. Appian has based these forward-looking statements on its current expectations and projections about future events and financial trends that Appian believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including the risks and uncertainties associated with Appian’s market opportunity and the expansion of its core software markets in general, the opportunity and disruptive impact of AI, the effects of increased competition, as well as innovations by new and existing competitors in its market, Appian’s ability to effectively manage or sustain its growth and to maintain profitability, Appian’s ability to maintain, or strengthen awareness of, its brand, risks and uncertainties associated with the composition and concentration of Appian’s customer base and their demand for its platform and satisfaction with the services provided by Appian, Appian’s ability to operate in compliance with applicable laws and regulations, Appian’s strategic relationships with third parties, and additional risks and uncertainties set forth in the “Risk Factors” section of Appian’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Moreover, Appian operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Appian’s management to predict all risks nor can Appian assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Appian may make. In light of these risks, uncertainties, and assumptions, Appian cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Appian is under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law.

Investor Contact
investors@appian.com

Media Contact
pr@appian.com

APPIAN CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share data)

	As of
	September 30, 2026	December 31, 2025
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$47,326	$135,810
Short-term investments and marketable securities	41,620	51,415
Accounts receivable, net of allowance of $3,912 and $3,362, respectively	244,041	255,063
Deferred commissions, current	43,255	35,166
Prepaid expenses and other current assets	39,432	41,970
Total current assets	415,674	519,424
Property and equipment, net of accumulated depreciation of $45,498 and $40,747, respectively	35,271	32,087
Goodwill	27,875	28,811
Intangible assets, net of accumulated amortization of $7,836 and $7,301, respectively	433	1,246
Right-of-use assets for operating leases	29,628	28,075
Deferred commissions, net of current portion	73,257	65,199
Deferred tax assets	5,333	4,850
Other assets	13,433	11,703
Total assets	$600,904	$691,395
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$10,873	$6,655
Accrued expenses	25,385	18,483
Accrued compensation and related benefits	60,647	61,781
Deferred revenue	337,029	341,281
Debt	2,894	9,598
Operating lease liabilities	14,506	13,181
Other current liabilities	1,281	1,128
Total current liabilities	452,615	452,107
Long-term debt	196,591	231,228
Non-current operating lease liabilities	42,931	45,693
Deferred revenue, net of current portion	6,503	8,962
Other liabilities	138	398
Total liabilities	698,778	738,388
Stockholders’ deficit
Class A common stock—par value $0.0001; 500,000,000 shares authorized as of September 30, 2026 and December 31, 2025 and 43,557,940 and 43,408,828 shares issued as of September 30, 2026 and December 31, 2025, respectively	4	4
Class B common stock—par value $0.0001; 100,000,000 shares authorized as of September 30, 2026 and December 31, 2025 and 31,087,385 and 31,088,085 shares issued as of September 30, 2026 and December 31, 2025, respectively	3	3
Treasury stock at cost, 3,157,662 and 542,288 shares as of September 30, 2026 and December 31, 2025, respectively	(82,958)	(16,935)
Additional paid-in capital	623,466	617,318
Accumulated other comprehensive loss	(26,467)	(36,462)
Accumulated deficit	(611,922)	(610,921)
Total stockholders’ deficit	(97,874)	(46,993)
Total liabilities and stockholders’ deficit	$600,904	$691,395

APPIAN CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue
Subscriptions	$187,754	$147,188	$505,747	$414,197
Professional services	46,878	39,816	134,321	109,873
Total revenue	234,632	187,004	640,068	524,070
Cost of revenue
Subscriptions	26,187	21,667	74,500	60,895
Professional services	37,291	29,037	101,902	82,803
Total cost of revenue	63,478	50,704	176,402	143,698
Gross profit	171,154	136,300	463,666	380,372
Operating expenses
Sales and marketing	65,826	53,574	200,558	172,041
Research and development	50,554	42,561	144,183	127,046
General and administrative	33,471	27,051	99,906	79,989
Total operating expenses	149,851	123,186	444,647	379,076
Operating income	21,303	13,114	19,019	1,296
Other non-operating expense (income)
Other expense (income), net	4,822	(1,398)	5,565	(24,678)
Interest expense	3,304	5,311	11,256	15,948
Total non-operating other expense (income)	8,126	3,913	16,821	(8,730)
Income before income taxes	13,177	9,201	2,198	10,026
Income tax expense	836	1,376	3,199	3,690
Net income (loss)	$12,341	$7,825	$(1,001)	$6,336
Net income (loss) per Class A and Class B share:
Basic	$0.17	$0.11	$(0.01)	$0.09
Diluted	$0.17	$0.10	$(0.01)	$0.08
Weighted average common shares outstanding:
Basic	71,641	74,008	72,773	74,101
Diluted	72,741	74,575	72,773	74,554

APPIAN CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities
Net (loss) income	$(1,001)	$6,336
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Stock-based compensation	35,031	30,992
Depreciation expense and amortization of intangible assets	7,655	7,429
Lease impairment charges	—	779
Bad debt expense	1,255	692
Loss on debt extinguishment	438	—
Amortization of debt issuance costs	424	450
Benefit for deferred income taxes	(551)	(648)
Foreign currency transaction losses (gains), net	9,225	(20,864)
Changes in assets and liabilities
Accounts receivable	7,745	29,655
Prepaid expenses and other assets	2,029	13,279
Deferred commissions	(16,146)	3,644
Accounts payable and accrued expenses	7,609	12,871
Accrued compensation and related benefits	(4,228)	(1,043)
Other current and non-current liabilities	625	(1,707)
Deferred revenue	(1,654)	(17,545)
Operating lease assets and liabilities, net	(2,947)	(2,583)
Net cash provided by operating activities	45,509	61,737
Cash flows from investing activities
Proceeds from maturities of investments	54,299	34,278
Purchases of investments	(44,866)	(59,281)
Purchases of property and equipment	(7,097)	(2,451)
Net cash provided by (used by) investing activities	2,336	(27,454)
Cash flows from financing activities
Proceeds from borrowings	200,000	—
Payments for debt issuance costs	(1,619)	—
Debt repayments	(241,563)	(5,000)
Repurchases of common stock	(83,015)	(20,000)
Payments for employee taxes related to the net share settlement of equity awards	(9,882)	(5,890)
Proceeds from exercise of common stock options	1,420	752
Net cash used by financing activities	(134,659)	(30,138)
Effect of foreign exchange rate changes on cash and cash equivalents	(1,670)	2,552
Net (decrease) increase in cash and cash equivalents	(88,484)	6,697
Cash and cash equivalents at beginning of period	135,810	118,552
Cash and cash equivalents at end of period	$47,326	$125,249

Supplemental disclosure of cash flow information:
Cash paid for interest	$8,575	$10,023
Cash paid for income taxes	$4,634	$3,391
Supplemental disclosure of non-cash investing and financing information:
Purchases of property and equipment included in accounts payable and accrued expenses	$3,274	$41
Operating lease liabilities arising from obtaining right-of-use assets	$5,921	$—
Unpaid debt issuance costs in accrued expenses	$460	$—

APPIAN CORPORATION
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in thousands, except per share data)

	GAAP Measure	Stock-Based Compensation	Litigation Expense	JPI Amortization	Lease Impairment and Lease-Related Charges	Other Adjustments(a)	Non-GAAP Measure
Three Months Ended September 30, 2026
Subscriptions cost of revenue	$26,187	$(514)	$—	$—	$—	$—	$25,673
Professional services cost of revenue	37,291	(1,658)	—	—	—	—	35,633
Total cost of revenue	63,478	(2,172)	—	—	—	—	61,306
Sales and marketing expense	65,826	(2,591)	—	—	—	—	63,235
Research and development expense	50,554	(3,852)	—	—	—	—	46,702
General and administrative expense	33,471	(3,967)	(4,664)	(1,732)	(292)	—	22,816
Total operating expense	149,851	(10,410)	(4,664)	(1,732)	(292)	—	132,753
Operating income	21,303	12,582	4,664	1,732	292	—	40,573
Non-operating expense (income)	4,822	—	—	—	—	(6,291)	(1,469)
Income tax impact of above items	836	443	—	—	—	342	1,621
Net income	12,341	12,139	4,664	1,732	292	5,949	37,117
Net income per share, basic	$0.17	$0.17	$0.07	$0.02	$—	$0.08	$0.51
Net income per share, diluted(b,d)	$0.17	$0.17	$0.06	$0.02	$—	$0.08	$0.51

Three Months Ended September 30, 2025
Subscriptions cost of revenue	$21,667	$(419)	$—	$—	$—	$—	$21,248
Professional services cost of revenue	29,037	(1,448)	—	—	—	—	27,589
Total cost of revenue	50,704	(1,867)	—	—	—	—	48,837
Sales and marketing expense	53,574	(1,882)	—	—	—	—	51,692
Research and development expense	42,561	(2,991)	—	—	—	—	39,570
General and administrative expense	27,051	(3,520)	(2,130)	(3,153)	(1,105)	—	17,143
Total operating expense	123,186	(8,393)	(2,130)	(3,153)	(1,105)	—	108,405
Operating income	13,114	10,260	2,130	3,153	1,105	—	29,762
Non-operating (income) expense	(1,398)	—	—	—	—	110	(1,288)
Income tax impact of above items	1,376	375	—	—	—	(406)	1,345
Net income	7,825	9,885	2,130	3,153	1,105	296	24,394
Net income per share, basic	$0.11	$0.13	$0.03	$0.04	$0.01	$—	$0.32
Net income per share, diluted(c, d)	$0.10	$0.13	$0.03	$0.04	$0.01	$—	$0.32
(a) Other adjustments primarily includes unrealized foreign exchange gains and losses and write off of deferred debt issuance costs.
(b) Accounts for the impact of 1.1 million shares of dilutive securities.
(c) Accounts for the impact of 0.6 million shares of dilutive securities.
(d) Per share amounts do not foot due to rounding.

	GAAP Measure	Stock-Based Compensation	Litigation Expense	JPI Amortization	Lease Impairment and Lease-Related Charges	Other Adjustments(a)	Non-GAAP Measure
Nine months ended September 30, 2026
Subscriptions cost of revenue	$74,500	$(1,570)	$—	$—	$—	$—	$72,930
Professional services cost of revenue	101,902	(4,816)	—	—	—	—	97,086
Total cost of revenue	176,402	(6,386)	—	—	—	—	170,016
Sales and marketing expense	200,558	(6,957)	—	—	—	—	193,601
Research and development expense	144,183	(10,969)	—	—	—	—	133,214
General and administrative expense	99,906	(10,719)	(17,905)	(5,744)	(873)	—	64,665
Total operating expense	444,647	(28,645)	(17,905)	(5,744)	(873)	—	391,480
Operating income	19,019	35,031	17,905	5,744	873	—	78,572
Non-operating expense (income)	5,565	—	—	—	—	(9,663)	(4,098)
Income tax impact of above items	3,199	1,454	—	—	—	636	5,289
Net (loss) income	(1,001)	33,577	17,905	5,744	873	9,027	66,125
Net (loss) income per share, basic	$(0.01)	$0.46	$0.25	$0.08	$0.01	$0.12	$0.91
Net (loss) income per share, diluted(b,d)	$(0.01)	$0.46	$0.24	$0.08	$0.01	$0.12	$0.90

Nine months ended September 30, 2025
Subscriptions cost of revenue	$60,895	$(1,335)	$—	$—	$—	$—	$59,560
Professional services cost of revenue	82,803	(4,304)	—	—	—	—	78,499
Total cost of revenue	143,698	(5,639)	—	—	—	—	138,059
Sales and marketing expense	172,041	(6,215)	—	—	—	—	165,826
Research and development expense	127,046	(9,362)	—	—	—	—	117,684
General and administrative expense	79,989	(9,776)	(6,324)	(9,355)	(1,714)	—	52,820
Total operating expense	379,076	(25,353)	(6,324)	(9,355)	(1,714)	—	336,330
Operating income	1,296	30,992	6,324	9,355	1,714	—	49,681
Non-operating (income) expense	(24,678)	—	—	—	—	20,879	(3,799)
Income tax impact of above items	3,690	1,125	—	—	—	(1,732)	3,083
Net income (loss)	6,336	29,867	6,324	9,355	1,714	(19,147)	34,449
Net income (loss) per share, basic	$0.09	$0.40	$0.09	$0.13	$0.02	$(0.26)	$0.47
Net income (loss) per share, diluted(c,d)	$0.08	$0.40	$0.08	$0.13	$0.02	$(0.26)	$0.46
(a) Other adjustments primarily includes unrealized foreign exchange gains and losses and write off of deferred debt issuance costs.
(b) Accounts for the impact of 0.7 million shares of dilutive securities.
(c) Accounts for the impact of 0.5 million shares of dilutive securities.
(d) Per share amounts do not foot due to rounding.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Reconciliation of adjusted EBITDA:
GAAP net income (loss)	$12,341	$7,825	$(1,001)	$6,336
Other expense (income), net	4,822	(1,398)	5,565	(24,678)
Interest expense	3,304	5,311	11,256	15,948
Income tax expense	836	1,376	3,199	3,690
Depreciation expense and amortization of intangible assets	2,875	2,459	7,655	7,429
Stock-based compensation expense	12,582	10,260	35,031	30,992
Litigation Expense	4,664	2,130	17,905	6,324
JPI Amortization	1,732	3,153	5,744	9,355
Lease Impairment and Lease-Related Charges	292	1,105	873	1,714
Adjusted EBITDA	$43,448	$32,221	$86,227	$57,110